EXHIBIT 22


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                  by and among

                            KRAUSE'S FURNITURE, INC.

                                       and

                           THE STOCKHOLDERS LISTED ON

                           THE SIGNATURE PAGES HEREOF


                          Dated as of January 14, 2000


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                                TABLE OF CONTENTS

                                                                         PAGE

      Section 1.  Definitions ..........................................  2

      Section 2.  Corporate Governance .................................  8
            2.1   Board of Directors ...................................  8
            2.2   Certain Actions Requiring Consent of the GECC
                    Designee and the THLi Fund Designee ................ 11
            2.3   Management ........................................... 14
            2.4   Directors' Indemnification ........................... 15
            2.5   Expenses ............................................. 15
            2.6   Cooperation .......................................... 16

      Section 3.  Restrictions on Transfers of Stock ................... 16

      Section 4.  Rights of First Offer ................................ 16

      Section 4A. Hawley Trust Stock Rights of First Offer ............. 18

      Section 5.  Tag-Along Rights ..................................... 20

      Section 6.  Conflicting Agreements ............................... 21

      Section 7.  Legend ............................................... 21

      Section 8.  Representations and Warranties ....................... 22

      Section 9.  Duration of Agreement ................................ 23

      Section 10. Further Assurances ................................... 24

      Section 11. Amendment and Waiver ................................. 24

      Section 12. Severability ......................................... 24

      Section 13. Entire Agreement ..................................... 24

      Section 14. Successors and Assigns ............................... 24

      Section 15. Counterparts ......................................... 25

      Section 16. Remedies ............................................. 25

      Section 17. Notices and Other Communications ..................... 25

      Section 18. Governing Law; Consent to Jurisdiction ............... 27

      Section 19. Descriptive Headings ................................. 27

      Section 20. Construction ......................................... 28


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          This Amended and Restated Stockholders Agreement (this "Agreement") is made as of January 14, 2000 by and among Krause's Furniture, Inc., a Delaware corporation (the "Company") and each of the stockholders of the Company listed on the signature pages hereof (each, a "Signatory Stockholder" and collectively, the "Signatory Stockholders").

                              W I T N E S S E T H :

          WHEREAS, pursuant to a Securities Purchase Agreement between the Company and General Electric Capital Corporation (collectively, with GE Capital Equity Investments, Inc., "GECC") dated August 26, 1996 (the "1996 Securities Purchase Agreement"), GECC purchased from the Company 5,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for an aggregate purchase price of $5,000,000, the Company's 10% Subordinated Pay-in-Kind Notes due August 31, 2001, as described in the Securities Purchase Agreement (the "Notes"), in the initial principal amount of $5,000,000, and, in connection with the Notes, a warrant (the "First Warrant") to purchase 1,400,000 shares of Common Stock;

          WHEREAS, concurrently with such purchase by GECC, (i) Hawley Group purchased 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000, (ii) certain other investors purchased 3,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000 and (iii) Japan Omnibus Ltd. (formerly named Edson Investments Inc.) and certain other holders of indebtedness of the Company exchanged such indebtedness for shares of Common Stock, as more fully described in the Securities Purchase Agreement;

          WHEREAS, in connection with the 1996 Securities Purchase Agreement, the Company entered into a Stockholders Agreement with certain stockholders dated August 26, 1996 (the "Prior Stockholders Agreement");

          WHEREAS, pursuant to a Supplemental Securities Purchase Agreement between the Company, GECC and Japan Omnibus LTD. ("JOL"), dated August 14, 1997,
(i) the Company and GECC amended and restated the provisions of the Notes, (ii) GECC and JOL purchased certain additional notes, (iii) in connection with the Notes, GECC and JOL received warrants (the "Second Warrants") to purchase 1,300,000 shares of Common Stock and (iv) GECC and JOL received an additional warrant (the "Performance Warrant," and collectively with the First Warrant and the Second Warrants, the "Warrants") to purchase 1,000,000 shares of Common Stock;

          WHEREAS, pursuant to a Securities Purchase Agreement among the Company, TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P. (collectively with their Affiliates, "THLi"), and the purchasers listed on the signature pages thereto (collectively, the "Purchasers"), dated the date hereof (the "2000 Securities Purchase Agreement," and, together with the 1996 Securities Purchase Agreement, the "Securities Purchase Agreements"), the Purchasers are purchasing from the Company 380,000 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), for an aggregate purchase price of $19,000,000;

          WHEREAS, pursuant to the 2000 Securities Purchase Agreement, the Company will restructure the Notes, as more fully described in the 2000 Securities Purchase Agreement; and

          WHEREAS, it is a condition to the consummation of the foregoing transactions that the parties hereto enter into this Agreement to amend, restate and supersede the Prior Stockholders Agreement in accordance with Section 11 of the Prior Stockholders Agreement, and the parties hereto deem it to be in their best interests to enter into this Agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Company.

          SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the 2000 Securities Purchase Agreement):

          "Affiliate" and "Associate" have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "Board" has the meaning assigned to it in Section 2.1. "By-laws" means the By-laws of the Company as in effect on the date hereof, as they may be amended from time to time hereafter.

          "Capitalized Lease" shall mean, with respect to any person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principals, should be capitalized on the lessee's or user's balance sheet.

          "Capitalized Lease Obligation" of any person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such person in respect of a Capitalized Lease of such person.

          "Certificate" means the Certificate of Incorporation of the Company as in effect on the date stated hereof, as it may be amended from time to time hereafter.

          "Common Stock Equivalents" means rights, options, scrip, warrants or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

          "Company" has the meaning assigned to it in the first paragraph hereof.

          "Current Market Price", when used with reference to shares of Common Stock for any given date, shall mean the closing price per share of Common Stock on such date. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading.

          "E-Commerce Activities" shall mean business-to-business and e-commerce activities, including commerce related to transactions on the Internet, related to the E-Commerce Proceed Uses.

          "Employment Agreement" shall mean the Employment Agreement dated as of August 26, 1996, as amended, between the Company and Philip M. Hawley ("Hawley").

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the omission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

          "Fully Diluted" shall mean, when used with reference to the Common Stock, at any date as of which the number of shares thereof is to be determined,
(i) all shares of Common Stock outstanding at such date and (ii) all shares of Common Stock issuable in respect of vested options or warrants to purchase, or securities convertible into, exercisable for or exchangeable for, shares of Common Stock outstanding on such date, the conversion, exercise or exchange price of which is less than the Current Market Price.

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          "Group" has the meaning assigned such term for purposes of Rule 13d-5 under the Exchange Act.

          "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Hawley Group" shall mean those Persons listed on Schedule A attached hereto.

          "Hawley Trusts" shall mean the Hawley Group other than Philip M. Hawley and Dr. Philip M. Hawley, Jr.

          "Indebtedness" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, but only to the extent of such security, if such obligations have not been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Permal Group" shall mean those Persons listed on Schedule C attached hereto.

          "Permitted Transfer" shall mean any Transfer (i) by an individual Stock holder to such Stockholder's spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild (collectively, "Relatives") or to or among a trust of which there are no principal beneficiaries other than one or more Relatives of such Stockholder; (ii) from a Relative of an individual Stockholder to another Relative of that individual Stockholder or to that individual Stockholder; (iii) by any Stockholder to any of its Affiliates or partners; or
(iv) by an Individual Stockholder pursuant to laws of descent or survivorship.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Proportionate Share" means, with respect to each Stockholder, a number of shares of Common Stock which bears the same ratio to the number of shares of Common Stock beneficially owned by such Stockholder on a Fully Diluted basis as the Tag-Along Number bears to the number of shares of Common Stock beneficially owned by the Selling Stockholders on a Fully Diluted basis.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the stockholders listed on the signature page thereto as it may be amended from time to time.

          "Related Party" shall mean any officer, director or beneficial holder of 3% or more of the outstanding shares of capital stock of the Company or any Subsidiary, any Relative of any such officer, director or beneficial holder of the Company or any Subsidiary, and any Affiliate or Associate of any of the foregoing persons.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Sell" as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer (including by operation of law, by merger or consolidation, or sale of securities of a holding company), assign, distribute or otherwise dispose of, such Stock; and the terms "Sale" and "Sold" shall have meanings correlative to the foregoing. A Permitted Transfer shall not constitute a Sale for purposes of this Agreement.

          "Stock" means (i) any shares of Common Stock and (ii) any Common Stock Equivalents (including, without limitation, the Common Stock issuable upon conversion, exercise or exchange thereof), in each case, whether owned on the date hereof or acquired hereafter.

          "Stockholder" and "Stockholders" shall mean the stockholders listed on Schedule B hereto; provided that any transferee of Stock pursuant to a Permitted Transfer shall be treated as a Stockholder for purposes of this Agreement and shall be entitled to the benefits of, and shall be bound by, the provisions of this Agreement.

          "Stockholder's Group" shall mean, with respect to any Stockholder who is a member of the Hawley Group or the Permal Group, either the Hawley Group or the Permal Group, as the case may be.

          "Subsidiary" means with respect to any Person, (i) any corporation, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

          "Transfer" as to any Stock, means to Sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily, and whether or not for value.

          "Voting Shares" means shares of any class of capital stock of the Company the holders of which are generally entitled to vote in the election of members of the Board.

          SECTION 2. CORPORATE GOVERNANCE.

               2.1 BOARD OF DIRECTORS.

               (a) Members. Subject to the provisions of Section 6.10 of the 1996 Securities Purchase Agreement and Section 4.7 of the 2000 Securities Purchase Agreement, the Board of Directors of the Company (the "Board") shall consist of nine members, of whom:

                    (i) one shall be designated by GECC (such person so designated, and any successor thereto, being referred to herein as the "GECC Designee");

                    (ii) one shall be designated by Permal Group (such person so designated, and any successor thereto, being referred to herein as the "Permal Designee");

                    (iii) one shall be Hawley, or, in the event of death or incapacity of Hawley, shall be John Hawley, or, if John Hawley is unavailable to serve as director or ceases to serve as director, then an individual nominated by the trustee(s) of the Hawley Trusts, having qualifications similar to those of John Hawley or any other director of the Company shall serve as director under the same terms that would have applied to John Hawley hereunder (the "Hawley Designee").

                    (iv) an E-commerce and/or business to business expert shall be designated by THLi (the "THLi Internet Designee") and one additional member shall be designated by THLi (the "THLi Fund Designee" and, together with the THLi Internet Designee and any successors to either of them, being referred to herein as the "THLi Designees" );

                    (v) one shall be unanimously designated by GECC and THLi (such person so designated, and any successor thereto, being referred to herein as the "GECC/THLi Designee"); and

                    (vi) three shall be selected by the vote of the GECC Designee, the Permal Designee, the THLi Fund Designee and the Hawley Designee (such persons so designated, any successors thereto, being referred to herein as the "Joint Designees" and, together with the GECC Designee, the Permal Designee, the Hawley Designee, the THLi Designees and the GECC/THLi Designee, the "Designees").

          At each meeting of the stockholders of the Company held for the purpose of electing directors, the Stockholders (other than the Hawley Trusts) shall take such action as shall be necessary to cause the Designees (or any successor to any such person designated in accordance with paragraph (b) of this Section) to be elected as directors (including, in the case of GECC, Permal Group and THLi, causing their respective designees on the Board to nominate, and recommend to the stockholders of the Company the election of, the Designees to the Board and opposing, and causing their respective designees on the Board to oppose, any proposal to remove any Designee at each meeting of the stockholders of the Company at which the election or removal of members of the Board is on the agenda), and shall take no action which would diminish the prospects of any Designee being elected to the Board or increase the prospects of any Designee being removed from the Board. The Company shall take all necessary action to reduce the size of the Board to the extent required by the first sentence of this paragraph and shall cause the current members of the Board to resign from office as necessary to implement the provisions of the first sentence of this paragraph.

               (b) Vacancies. Each of the GECC Designee, the Permal Designee, the THLi Designees and the GECC/THLi Designee shall hold office until his death, resignation or removal or until his successor shall have been duly elected and qualified. If any GECC Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by GECC. If any Permal Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by Permal Group. If any of the THLi Designees shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by THLi. If any GECC/THLi Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person unanimously designated by GECC and THLi. If the Hawley Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person unanimously designated by the Hawley Group. In the event that at any time there exist vacancies on the Board such that there is either no GECC Designee, no Permal Designee, no GECC/THLi Designee or less than two THLi Designees, no action may be taken by the Board until such vacancy is filled. GECC, Permal Group, the Hawley Group and THLi agree to use their best efforts to designate successors to fill any such vacancies as promptly as practicable.

               (c) Removal. No GECC Designee may be removed from office except by GECC, no Permal Designee may be removed from office except by Permal Group, no THLi Designee may be removed from office except by THLi, no Hawley Designee may be removed from office except by the Hawley Group; provided that such limitation shall not apply to the removal of Hawley as Chairman so long as Hawley remains a Director, no GECC/THLi Designee may be removed from office except unanimously by GECC and THLi. GECC shall have the right to remove any GECC Designee, Permal Group shall have the right to remove any Permal Designee, THLi shall have the right to remove any THLi Designee, the Hawley Group shall have the right to remove any Hawley Designee and GECC and THLi shall unanimously have the right to remove any GECC/THLi Designee, with or without cause, at any time.

               (d) Quorum Requirements. Subject to Section 2.2, the quorum which shall be required for action to be taken by the Board (other than an adjournment of any meeting of the Board) shall be the GECC Designee, the Permal Designee, the THLi Fund Designee and the Hawley Designee. Directors participating by telephone conference in any meeting of the Board shall be considered in determining whether a quorum of directors is present.

               (e) Committees. The Company shall cause the GECC Designee, the Permal Designee and at least one THLi Designee to be appointed to each of the committees of the Board as may be requested at any time or from time to time by GECC, Permal Group or THLi, as the case may be.

               (f) Chairman of the Board. Hawley shall serve as Chairman of the Board for as long as he is Chief Executive Officer. GECC, Permal Group and THLi presently intend to continue to nominate Hawley to serve as a director and Chairman of the Board after Hawley retires as Chief Executive Officer, provided that Hawley shall not be obligated to accept such nomination.

               (g) Board and Committee Meetings. The Company shall hold regular meetings of its Board on at least a quarterly basis. The Company agrees, and shall cause its By-laws to be amended to the extent necessary to provide, that the GECC Designee, any THLi Designee and the GECC/THLi Designee shall have the right, upon reasonable notice, to call meetings of the Board and of each committee of the Board on which he or she is a member.

               (h) Duration. The right of each of GECC, Permal Group and THLi to designate directors pursuant to this Section shall continue only for so long as GECC and its Affiliates, Permal Group, or THLi and its Affiliates, as the case may be, beneficially owns at least 2,000,000 shares of Common Stock on a Fully Diluted Basis, as adjusted for stock splits, combinations or similar transactions. The right of the Hawley Group to designate directors pursuant to this Section 2.1(h) shall continue only for so long as the Hawley Group beneficially owns at least 1,000,000 shares of Common Stock on a Fully Diluted Basis, as adjusted for stock splits, combinations or similar transactions.

               (i) Observation. In addition to THLi's right to designate members of the Board pursuant to Section 2.1(a), so long as THLi is the owner of any Stock, it shall have the right to designate an observer to attend meetings of the Board, but such observer shall not have a vote with respect to any matter presented to the Board of Directors for action thereon. In connection with such observer's right, THLi shall receive all notices and information provided to Board members.

          2.2 CERTAIN ACTIONS REQUIRING CONSENT OF THE GECC DESIGNEE AND THE THLI FUND DESIGNEE. Notwithstanding any other provision of this Agreement, without the approval, at a meeting of the Board or a committee thereof duly called and held, (1) for so long as GECC is entitled to designate the GECC Designee, of the GECC Designee and (2) for so long as THLi is entitled to designate the THLi Fund Designee, of the THLi Fund Designee, the Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions (except to the extent any such action is specifically authorized under this Agreement, the Securities Purchase Agreements, the Registration Rights Agreement or an annual business plan previously approved by the GECC Designee and the THLi Fund Designee in accordance with this Section):

               (a) merge with or into or consolidate with any other Person;

               (b) voluntarily liquidate, dissolve or wind up or file any voluntary petition in bankruptcy or for receivership or make any assignment for the benefit of creditors;

               (c) in any transaction or series of transactions, acquire (including pursuant to a merger or consolidation) all or any substantial portion of the business or assets of any Person;

               (d) enter or commit to enter into any joint venture or partnership or establish any non-wholly-owned subsidiaries or otherwise make any debt or equity investment in any Person (other than extensions of credit in the ordinary course of business);

               (e) expand into new lines of business (it being understood that "new lines of business" do not include (i) geographic expansion of the retail operations conducted by the Company and its Subsidiaries as of the date of this Agreement and (ii) E-Commerce Activities);

               (f) assign to any other Person any rights of the Company under this Agreement, the Registration Rights Agreement or the Securities Purchase Agreements;

               (g) in any transaction or series of transactions, sell, lease or exchange any assets of the Company and/or any Subsidiary, except for (i) sales of inventory in the ordinary course of business, (ii) subleasing of vacant retail space on arm's-length terms and (iii) entering into or terminating leases in the ordinary course of business pursuant to a procedure adopted by the Board of Directors and approved by the GECC Designee and the THLi Fund Designee;

               (h) adopt or change any material accounting policy of the Company or any of its Subsidiaries, except as required by generally accepted accounting principles;

               (i) create, incur, assume or suffer to exist any Indebtedness other than (a) Indebtedness in existence as of the date of this Agreement and interest thereon, reduced to the extent such amounts are repaid or retired, and any refinancing of such Indebtedness, (b) Indebtedness under the Loan and Security Agreement dated as of January 20, 1995 between the Company and Congress Financial Corporation (Western), as amended to the date of this Agreement, including premium (if any), and interest thereon, (c) Indebtedness already approved in accordance with this subsection, reduced to the extent such amounts are repaid, refinanced or retired, and (d) other Indebtedness not to exceed in the aggregate $200,000 at any time outstanding;

               (j) mortgage, encumber, create, incur or suffer to exist, liens on its assets (other than liens on assets under Indebtedness outstanding as of the date hereof and materialmen's, mechanics' and other similar liens arising for work performed in the ordinary course of business which are not overdue for more than 30 days);

               (k) pay, declare or set aside any sums for the payment of, any dividends, or make any distribution on, any shares of its capital stock or redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities or Indebtedness (except for Indebtedness (other than indebtedness to any Related Party, excluding indebtedness for expenses incurred in the ordinary course of business on behalf of the Company and its Subsidiaries) to the extent it becomes due in accordance with its terms);

               (l) make or commit to make (with respect to the Company and all of its Subsidiaries taken together) during (i) the calendar year ended December 31, 2000, any capital expenditure or capital expenditures in an amount in excess of $8,000,000 with respect to the Company's retail business and $100,000 with respect to the Company's E-commerce business and (ii) any other calendar year any capital expenditure or capital expenditures in an amount in excess of $100,000;

               (m) issue or sell any shares of capital stock or rights, options, warrants or other securities exercisable for, exchangeable for or convertible into shares of capital stock of the Company or any of the Company's Subsidiaries, other than upon the exercise of options or warrants outstanding on the date of this Agreement or previously approved in accordance with this Section, or grant, amend or terminate any stock appreciation right or other stock-based award;

               (n) enter into, adopt, amend or terminate any employment or consulting agreement, or hire or retain any person who will report directly to the Chief Executive Officer or to whom the Company shall pay total compensation (including, without limitation, compensation in the form of benefits) in excess of $150,000 per year, or enter into, adopt, amend or terminate any employee benefit plan, policy or arrangement, except as required by law or generally accepted accounting principles; provided that the renewal by the Company in the ordinary course of its business of benefit plans applicable to employees of the Company, generally, shall not require consent pursuant to this subparagraph (n);

               (o) amend its Certificate or By-laws, including, without limitation, any change in the number of directors comprising its Board of Directors, or adopt, amend, redeem or terminate any shareholder rights plan or similar plan or arrangement;

               (p) amend, modify or waive an provision of this Agreement, the Securities Purchase Agreements, the Registration Rights Agreement or the agreements ancillary thereto, or become a party to any agreement which by its terms restricts the Company's or any of its Subsidiaries', or any Stockholder's, performance of the terms of any of such agreements;

               (q) change its independent certified accountants or actuaries;

               (r) register any securities under the Securities Act or grant any registration rights therefor;

               (s) enter into, amend or terminate, or waive any material rights of the Company and its Subsidiaries under, any contract, arrangement or transaction involving consideration in excess of $100,000 or which is otherwise material to the Company or any of its Subsidiaries;

               (t) enter into, amend or terminate any contract, arrangement or transaction with a Related Party, other than (i) any action to terminate the Consumer Credit Card Agreement by and among Krause's Sofa Factory, Castro Convertible Corporation and Monogram Credit Bank of Georgia, dated as of April 27, 1997, and (ii) the payment of salary and benefits pursuant to employment arrangements entered into in the ordinary course of business in compliance with this Agreement;

               (u) enter into, adopt, amend (whether by agreement or by conduct of the business), except as required by law or generally accepted accounting principles, or terminate any annual business plan;

               (v) take any action required by law to be approved by the Board;
or

               (w) agree or otherwise commit to take any of the actions set forth in the foregoing subparagraphs (a) through (v).

          2.3 MANAGEMENT.

               (a) Chief Executive Officer. Subject to the provisions of this Agreement and the Employment Agreement, Hawley shall be the Chief Executive Officer of the Company. In the event of the death, resignation, removal or other termination of Hawley's services as Chief Executive Officer, any successor Chief Executive Officer (and any successor(s) thereto) shall be selected by a majority of the Board; provided that no such person shall be selected without the unanimous approval of the GECC Designee and the THLi Fund Designee.

               (b) Appointment of Management. Subject to Section 2.2 hereof, all members of management of the Company (other than the Chief Executive Officer) shall be designated by, their compensation shall be determined by, and they may be removed, promoted or demoted by, the Chief Executive Officer of the Company; provided, however, that the designation of, setting of compensation for, or removal, promotion or demotion of, any person who will report directly to the Chief Executive Officer or earn total compensation (including benefits) from the Company and its Subsidiaries of $150,000 or more per year shall be subject to the prior approval of the Board.

         2.4 DIRECTORS' INDEMNIFICATION.

               (a) The Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering the Designees (and their respective successors) in an amount of at least $15,000,000 or such other amount the Board shall specify (as such amount shall be increased from time to time at the request of GECC or THLi).

               (b) The Certificate, By-laws and other organizational documents of the Company and each of its Subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board and the members of the boards of directors or other similar managing bodies of each of the Company's Subsidiaries and such other persons, if any, who, pursuant to a provision of such Certificates, By-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board or the boards of directors or other similar managing bodies of each of the Company's Subsidiaries. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board or any member of the boards of directors or other similar managing bodies of any of the Company's Subsidiaries, until at least six years following the termination of this Agreement.

               (c) Each of the Designees is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 2.4, and the obligations of the Company pursuant to this Section 2.4 shall be enforceable by the Designees.

          2.5 EXPENSES. The Company shall pay the reasonable out-of-pocket expenses incurred by each of the GECC designee, the Permal Designee, the THLi Designees, the GECC/THLi Designees and the Joint Designees in connection with performing his or her duties, including without limitation the reasonable out-of-pocket expenses incurred by such person attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any subsidiary of the Company.

          2.6 COOPERATION. Each Stockholder (other than the Hawley Trusts) shall vote all of its voting shares and shall take all other necessary or desirable actions within its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the Board or to amend the Certificate, as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings and voting to remove members of the Board or to amend the Certificate, as applicable), to (a) effectuate the provisions of Section 2.1 and (b) cause the Company to have a sufficient number of authorized and unissued shares of Company Stock reserved for issuance solely for the purpose of effecting conversion of outstanding Series A Preferred Stock.

          SECTION 3. RESTRICTIONS ON TRANSFERS OF STOCK.

               (a) Notwithstanding anything to the contrary contained herein, no Stockholder shall Transfer any Stock, except for Sales in bona fide transactions for value complying with the provisions of this Section 3 and Permitted Transfers. The Company shall not reflect on its books any Sale of Stock, unless
(a) the Sale is pursuant to an effective registration statement under the Securities Act and under any applicable state securities or blue sky laws, or
(b) the Selling Stockholder shall have furnished the Company with evidence reasonably satisfactory to the Company that no such registration is required because of the availability of an exemption from registration under the Securities Act and under applicable state securities or blue sky laws. A written opinion of counsel of recognized standing to the effect set forth in clause (b) of the preceding sentence shall satisfy the requirements of such clause.

               (b) Any Transfer or attempted Transfer of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

        SECTION 4. RIGHTS OF FIRST OFFER.

               (a) If any Stockholder (other than the Hawley Trusts) intends to Sell any Stock (other than (1) Sales pursuant to a registered public offering or (2) Sales on a national securities exchange which, when aggregated with all other Sales under this clause (2) by such Stockholder or, if such Stockholder is a member of a Stockholder Group, all other Sales under this clause (2) by the members of such Stockholder Group from and after the date of this Agreement, would represent, in the aggregate, not more than 1,000,000 shares of Common Stock on a Fully Diluted Basis, as adjusted for stock splits, combinations or similar transactions):

               (i) The Stockholder intending to transfer such Stock (the "Proposing Seller") shall give each other Stockholder (each an "Offeree") written notice of its intent to Sell such Stock, specifying the number of securities to be sold and the minimum price and terms and conditions of such sale and offering to Sell to such Offeree, at such minimum price and on such terms and conditions, its pro rata share of such Stock (based on the number of shares of Common Stock beneficially owned by each Offeree on a Fully Diluted basis); provided that any Offeree may, by written notice to the Proposing Seller, elect to purchase, in addition to its pro rata share of such Stock, all or any portion of the Stock (if any) with respect to which any other Offeree fails to exercise its right of first offer under this Section 4, and such additional Stock shall be pro-rated among such Offerees in the manner described above to the extent such additional Stock is oversubscribed;

               (ii) if any Offeree shall not, within 15 days after receipt of the notice given pursuant to clause (i) above, accept such offer in writing with respect to the Stock specified in such notice, then the Proposing Seller shall be free to Sell the Stock specified in the notice to such Offeree (but only those securities covered by the notice of intention to Sell which no other Offeree shall have agreed to purchase) at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Proposing Seller than those specified in such notice, at any time within 90 days of the expiration of such 15-day period;

               (iii) if the Proposing Seller shall not have consummated the proposed Sale within 90 days after the expiration of the 15-day period referred to in clause (ii) above, then the Proposing Seller may not thereafter Sell such Stock without complying with the provisions of this Section 4; and

               (iv) if any Offeree shall accept such offer within 15 days after the notice given pursuant to clause (i) above, then such Offeree shall purchase the Stock specified in such notice as promptly as is reasonably practicable, but in any event within 45 days after the notice given pursuant to clause (i) above or such later date as the Proposing Seller may designate within the 90-day period referred to in clause (iii) above.

               (b) THLi, GECC and each of the members of the Hawley Group, each in favor of the others, covenants that if any of them (for purposes of this Section, a "Permal Offeree") has the opportunity to purchase any Common Stock ("Offered Shares") owned by any member of the Permal Group, whether by offer to the Permal Offeree from a member of the Permal Group or due to a solicitation by the Permal Offeree, or otherwise, the Permal Offeree shall promptly notify the parties subject to (and entitled to the benefits of) this Section 4(b)(v) of the opportunity and shall allow them the right to participate in such purchase and acquire Offered Shares. The number of Offered Shares that may be purchased by each of them, respectively, shall be (i) as among GECC, THLi and all of the members of the Hawley Group together, in proportion to the number of shares of Common Stock owned by GECC, THLI or the Hawley Group, respectively, as a percentage of the aggregate number of shares of Common Stock then owned by GECC, THLi and all members of the Hawley Group together, and (ii) as among the members of the Hawley Group, in proportion to the number of shares of Common Stock owned by such member as a percentage of the number of shares of Common Stock then owned by all Hawley Group members electing to purchase Common Stock hereunder. The rights in this Section 4(b) are in addition to and subordinate to the other provisions of this Stockholders Agreement. Any failure to exercise the rights in the Section within 15 days of receipt of notice shall be deemed a waiver of such rights.

          SECTION 4A. HAWLEY TRUST STOCK RIGHTS OF FIRST OFFER. If any of the Hawley Trusts intends to sell any Stock (other than (1) Sales pursuant to a registered public offering or (2) Sales on a national securities exchange which, when aggregated with all other Sales under this clause (2) by the Hawley Group from and after the date of this Agreement, would represent, in the aggregate, not more than 1,000,000 shares of Common Stock on a Fully Diluted Basis, as adjusted for stock splits, combinations or similar transactions):

               (i) the Hawley Trust intending to transfer such Stock (the "Hawley Trust Seller") shall give the Company, GECC, THLi and the Permal Group written notice (the "Hawley Trust Seller Notice") of its intent to Sell such Stock, specifying the number of securities to be sold and the minimum price and terms and conditions of such sale, and offering to Sell to the Company, GECC, THLi and the Permal Group, at such minimum price and on such terms and conditions. The Company shall provide a copy of any Hawley Trust Seller Notice to each Stockholder within two days after receipt by it of the Hawley Trust Seller Notice. The Company shall have the right to purchase all or any part of such Stock by giving written notice to the Hawley Trust Seller, GECC, THLi and the Permal Group within two days after receipt by it of the Hawley Trust Seller Notice, specifying the number of shares of such Stock to be so purchased by the Company. If the Company elects to purchase none of, or less than all, the Stock that is the subject of the proposed Transfer by the Hawley Trust Seller, then GECC, THLi and the Permal Group shall have the right to purchase their pro rata share of any or all of the available Stock (and, if either elects not to purchase its full pro rata share, the Stock not so purchased) by giving written notice to the Hawley Trust Seller and the Company within seven days after receipt by it of the Hawley Trust Seller Notice (the "Notice Period"); provided that any other Stockholder (each, an "Electing Stockholder") may, by written notice to GECC, THLi and the Permal Group prior to the expiration of the Notice Period elect to purchase its pro rata share of the available Stock, and any such Electing Stockholder may elect to purchase, in addition to its pro rata share of the available Stock, all or any portion of the Stock (if any) with respect to which GECC, THLi, the Permal Group or any other Stockholder fails to exercise its right under this Section 4A, and such additional Stock shall be pro-rated among such Electing Stockholders in the manner described above to the extent such additional Stock is oversubscribed;

               (ii) GECC shall act as agent for the Electing Stockholders in connection with any exercise by an Electing Stockholder of its rights under this Section and the Hawley Trust Seller shall not be obligated to deal with any Stockholder other than GECC in connection with any purchase and sale under this Section 4A; provided that GECC shall have no liability to the Hawley Trust Seller if GECC fails to purchase any Stock which GECC disclosed in writing to the Hawley Trust Seller at the time of delivery of GECC's election to purchase was being purchased by GECC solely as agent for one or more Electing Stockholders; and GECC shall have no liability to any other Stockholder for any act or omission by GECC under this Section 4A;

               (iii) if the Company, GECC, THLi and the Permal Group fail to elect to purchase all the Stock specified in the Hawley Trust Seller Notice, then the Hawley Trust Seller shall be free to sell, pursuant to a Shelf Registration Statement, the portion of such Stock as to which no election to purchase has been made by the Company, GECC, THLi or the Permal Group at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Hawley Trust Seller than those specified in the Hawley Trust Seller Notice, at any time within 90 days of the expiration of the seven-day period referred to in clause (i) above;

               (iv) if the Hawley Trust Seller shall not have consummated the proposed Transfer within 90 days after the expiration of the seven-day period referred to in clause (ii) above, then the Hawley Trust Seller may not thereafter Transfer such Stock without complying with the provisions of this Section 4A;

               (v) any Electing Stockholder shall provide to GECC all funds required, and shall execute and deliver to GECC all documents reasonably requested by GECC, in connection with the purchase by GECC of any Stock as agent for such Electing Stockholder, and GECC shall deliver certificates representing the Stock acquire by such Electing Stockholder to such Stockholder promptly following the consummation of any purchase under this Section 4A and the satisfaction by such Electing Stockholder of his obligations under this clause (v).

          SECTION 5. TAG-ALONG RIGHTS.

               (a) If GECC, any member of Permal Group, or THLi whether acting alone or in concert with any other Stockholder (collectively, the "Selling Stockholders") pursuant to a common plan, understanding or arrangement, shall enter into an agreement to Sell or otherwise propose to Sell to any Person or Group (other than pursuant to a registered public offering) (such Person or Group, the "Tag-along Transferee"), in one transaction or a series of related transactions, any Stock, such that immediately following the consummation of such Sale, the Selling Stockholders would have Sold to such Person or Group in the aggregate Stock representing in excess of 3,000,000 shares of Common Stock on a Fully Diluted Basis, as adjusted for stock splits, combinations or similar transactions (a "Tag-along Sale") (such number of shares of Stock being referred to herein as the "Tag-along Number"), then each of the other Stockholders (each a "Tag-along Offeree") shall have the right to participate in such Tag-Along Sale by selling a number of shares of Common Stock equal to such Stockholder's Proportionate Share, as part of the Tag-Along Sale by the Selling Stockholders, on the same terms as those applicable to the Tag-Along Sale (except that, if the Tag-Along Sale involves Common Stock Equivalents, the economic terms of such Sale shall be appropriately adjusted to reflect that the Tag-Along Offerees are selling Common Stock).

               (b) The Selling Stockholders shall provide to each Tag-Along Offeree written notice of any Tag-Along Sale (the "Tag-along Notice"), not more than 45 and not less than 15 days prior to the Tag-Along Sale, setting forth the terms of the Tag-Along Sale and specifically identifying the Tag-Along Transferee of the Stock, and shall give each Tag-Along Offeree at least 10 days after delivery of the Tag-Along Notice within which to exercise its rights contained in this Section 5, by written notice thereof to the Selling Stockholder.

          SECTION 6. CONFLICTING AGREEMENTS. Each Stockholder represents and warrants that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement, and no holder of Stock shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement.

          SECTION 7. LEGEND. (a) Each Stockholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of Stock issued prior to the date hereof) to cause each certificate representing outstanding shares of Stock (other than shares which have been registered under the Securities Act, to which the first paragraph of such legends shall not apply) to bear legends substantially in the form as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

          "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A STOCKHOLDERS AGREEMENT BY AND AMONG KRAUSE'S FURNITURE, INC. (THE "COMPANY") AND THE STOCKHOLDERS PARTIES THERETO (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

          "IN ADDITION TO THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND GENERAL ELECTRIC CAPITAL CORPORATION AND A SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THERETO, A COPY OF EACH OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

          The first paragraph of the legends shall be removed from certificates for shares transferred pursuant to Rule 144 under the Securities Act or when such shares are transferred in any other transaction, in each case if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any Sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding this Agreement be placed upon certificates evidencing shares of Stock shall cease and terminate upon the Sale of such shares, other than pursuant to a Permitted Transfer. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

               (b) Any provision herein to the contrary notwithstanding, certificates for up to 1,000,000 shares of Common Stock held by the Hawley Trusts shall not be required to bear legends required by this Agreement so long as such shares may sold under Rule 144(k) under the Securities Act or are not "restricted securities" within the meaning of Rule 144 under the Securities Act.

          SECTION 8. REPRESENTATIONS AND WARRANTIES.

               (a) Each party hereto represents and warrants to the other parties hereto as follows:

               (i) it has full power and authority to execute, deliver and perform its obligations under this Agreement;

               (ii) this agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

               (iii) the execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it;

               (iv) no consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby; and

               (v) it is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

               (b) each Signatory Stockholder severally represents and warrants to GECC and THLi with respect only to GECC and THLi and not any other Stockholder as follows:

               (i) Schedule B hereto sets forth a list of all securities of the Company (including, without limitation, shares of capital stock, convertible securities, debentures, etc.) held of record or beneficially owned by it immediately after the date hereof; and

               (ii) except as set forth on Schedule B hereto and other than this Agreement and the Registration Rights Agreement, it is not a party to any contract or agreement, written or oral, with respect to the voting or transfer of securities of the Company (including, without limitation, any voting agreement, voting trust, stockholder's agreement, registration rights agreement, etc.).

          SECTION 9. DURATION OF AGREEMENT. Subject to the last sentence of this Section, the rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer is the beneficial owner of any shares of Stock. As to any of GECC's rights or obligations under this Agreement, this Agreement shall terminate at such time as GECC no longer is the beneficial owner of 2,000,000 or more of the outstanding shares of Common Stock on a Fully Diluted Basis, subject to adjustment for stock splits, combinations or similar transactions, or at such earlier time as may be agreed by GECC, Permal Group and THLi (or, if applicable, THLi's transferee pursuant to Section 14(ii)).

          As to any of THLi's rights or obligations under this Agreement, this Agreement shall terminate at such time as THLi (and any transferee's assigned rights under this Agreement pursuant to Section 14) no longer beneficially owns 2,000,000 or more of the outstanding shares of Common Stock on a Fully Diluted Basis, subject to adjustment for stock splits, combinations or similar transactions, or at such earlier time as may be agreed by GECC, Permal Group and THLi (or such transferee, if applicable).

          This Agreement (other than Section 4A), shall terminate as to any member of the Hawley Group six months after Hawley ceases to be a Director of the Company.

          Any provision herein to the contrary notwithstanding, the provisions of Sections 3, 4, 4A, 5 and 7 of this Agreement shall not be applicable to any shares of Stock first acquired by any member of the Hawley Group after August 26, 1996 or by any member of the Permal Group, GECC or THLi after the date hereof.

          SECTION 10. FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 11. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the Company, Stockholders holding at least a majority of the Common Stock, and, so long as it holds any shares of Stock, by GECC or THLi. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          SECTION 12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 13. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document and the other documents dated the date hereof executed in connection herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          SECTION 14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Stockholder and their respective successors, assigns, heirs and personal representatives, so long as they hold Stock. No Stockholder shall have the right to assign its rights and obligations under this Agreement, except pursuant to (i) a Permitted Transfer or
(ii) a transfer by THLi of more than 50% of the Stock (calculated as if all shares of Series A Preferred Stock had been converted into shares of Common Stock as of the date of such calculation) held by THLi as of the date of this Agreement (in which case the transferee shall be entitled to exercise all rights, and shall be bound by all obligations, of its transferor under this Agreement).

          SECTION 15. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 16. REMEDIES. Each Stockholder shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          SECTION 17. NOTICES AND OTHER COMMUNICATIONS. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be in writing and shall be delivered personally, by facsimile or sent by prepaid overnight courier service, to the Company and to each Stockholder as set forth below and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by written notice to the sending party:

                                  The Company:


                            Krause's Furniture, Inc.
                             200 North Berry Street
                               Brea, CA 92821-3903
                           Facsimile #: (714) 990-3561
                           Attention: Philip M. Hawley

                                 with copies to:

                            Krause's Furniture, Inc.
                             200 North Berry Street
                               Brea, CA 92821-3903
                           Facsimile #: (714) 990-3561
                        Attention: Judith O. Lasker, Esq.

                                       and

                             Morrison & Foerster LLP
                         555 West 5th Street, Suite 3500
                           Los Angeles, CA 90013-1024
                           Facsimile #: (213) 892-5454
                        Attention: Charles Kaufman, Esq.

                              To each Stockholder:

           At the address for such Stockholder set forth on Schedule B attached hereto.

                                 with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                            New York, New York 10004
                           Facsimile #: (212) 859-4000
                         Attention: Warren de Wied, Esq.

                                       and

                          Stroock & Stroock & Lavan LLP
                                7 Hanover Square
                            New York, New York 10004
                           Facsimile #: (212) 806-6006
                         Attention: David Kaufman, Esq.

                                       and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                                   Suite 3400
                          Los Angeles, California 90071
                           Facsimile #: (213) 687-5600
                      Attention: Michael A. Woronoff, Esq.

          SECTION 18. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b). Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. Registered Mail to its respective address set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 19. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          SECTION 20. CONSTRUCTION. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                               KRAUSE'S FURNITURE, INC.

                               By: /s/ Robert A. Burton
                                  -----------------------------------------
                                  Name:  Robert A. Burton
                                  Title: Executive Vice President and
                                         Chief Financial Officer


                               GE CAPITAL EQUITY INVESTMENTS, INC.

                               By:
                                  -----------------------------------------
                                  Name:  George L. Hashbarger, Jr.
                                  Title: Senior Vice President


                               GENERAL ELECTRIC CAPITAL CORPORATION

                               By:
                                  -----------------------------------------
                                  Name:  George L. Hashbarger, Jr.
                                  Title: Department Operations Manager


                               PERMAL CAPITAL MANAGEMENT, INC.

                               By: /s/ Thomas M. DeLitto
                                  -----------------------------------------
                                   Name:
                                   Title:


                               PERMAL SERVICES, INC.

                               By: /s/ Thomas M. DeLitto

                                  -----------------------------------------
                                   Name:
                                   Title:


                               PERMAL CAPITAL PARTNERS, L.P.

                                    By:  PERMAL MANAGEMENT CORPORATION,
                                         its Investment Manager

                               By: /s/ Thomas M. DeLitto
                                  -----------------------------------------
                                   Name:
                                   Title:


                               PERMAL ASSET MANAGEMENT

                               By: /s/ Thomas M. DeLitto
                                  -----------------------------------------
                                   Name:
                                   Title:


                               PERMAL SPECIAL OPPORTUNITIES, LTD.

                               By: /s/ James R. Hodge
                                  -----------------------------------------
                                   Name:
                                   Title:


                               JAPAN OMNIBUS LTD.

                               By: /s/ James R. Hodge
                                  -----------------------------------------
                                   Name:
                                   Title:


                               JEAN R. PERRETTE

                               By: /s/ Jean R. Perrette
                                  -----------------------------------------


                               ISAAC ROBERT SOUEDE

                               By: /s/ Isaac Robert Souede
                                  -----------------------------------------


                               THOMAS M. DELITTO

                               By: /s/ Thomas M. Delitto
                                  -----------------------------------------


                               THOMAS M. AND DONNA S. DELITTO

                               By: /s/ Thomas M. Delitto
                                  -----------------------------------------
                                  Name:  Thomas M. DeLitto


                               By:
                                  -----------------------------------------
                                  Name:  Donna S. DeLitto


                               UNITED GULF BANK (B.S.C.) E.C.


                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               KUWAIT INVESTMENT PROJECTS COMPANY

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               ATCO HOLDINGS, LTD.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               ATCO DEVELOPMENT, INC.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               PILOT HOLDINGS, L.P.

                               By:   SHED INVESTMENTS, LLC, its
                                     General Partner

                               By: /s/ Thomas M. DeLitto
                                  -----------------------------------------
                                  Name:  Thomas M. DeLitto
                                  Title: Managing Member


                               ALLISON BOOTH HAWLEY TRUST I

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               CAITLIN HALE HAWLEY TRUST I

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               MAUREEN ERIN HAWLEY TRUST I

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:

                               SHANNON FOLLEN HAWLEY TRUST I

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               HAWLEY FAMILY TRUST

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               DR. PHILIP M. HAWLEY, JR.

                               By:
                                  -----------------------------------------


                               PHILIP M. HAWLEY

                               By:
                                  -----------------------------------------


                               TH LEE.PUTNAM INTERNET PARTNERS, L.P.

                               By:  TH LEE.PUTNAM INTERNET FUND AD
                                    VISORS, L.P., its General Partner

                               By:  TH LEE.PUTNAM INTERNET FUND
                                    ADVISORS, LLC, its General Partner

                               By:
                                  -----------------------------------------
                                  Name: Christine Kim
                                  Title:


                               TH LEE.PUTNAM INTERNET PARALLEL
                               PARTNERS, L.P.

                               By:  TH LEE.PUTNAM INTERNET FUND AD
                                    VISORS, L.P., its General Partner

                               By:  TH LEE.PUTNAM INTERNET FUND
                                    ADVISORS, LLC, its General Partner

                               By:
                                  -----------------------------------------
                                  Name:  Christine Kim
                                  Title:


                               ASCEND PARTNERS, L.P.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:

                               LARRY BLACK

                               By:
                                  -----------------------------------------


                               BRANAGH REVOCABLE TRUST

                               By:
                                  -----------------------------------------
                                  Name:  Peter W. Branagh
                                  Title: Trustee

                               By:
                                  -----------------------------------------
                                  Name:  Ramona Y. Branagh
                                  Title: Trustee


                               MATTHEW WILLIAM CLARKE - IRA

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               SANFORD J. COLEN

                               By:
                                  -----------------------------------------


                               AARON J. COLEN, UTMA, CA

                               By:
                                  -----------------------------------------
                                  Name:  Sanford J. Colen
                                  Title: Custodian


                               ELYSE L. COLEN, UTMA, CA

                               By:
                                  -----------------------------------------
                                  Name:  Sanford J. Colen
                                  Title: Custodian


                               SARA K. COX

                               By:
                                  -----------------------------------------


                               JOHN DAVIES

                               By:
                                  -----------------------------------------


                               DIAMOND A. PARTNERS, L.P.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               J. STEVEN EMERSON

                               By:
                                  -----------------------------------------


                               EMILY FAIRBAIRN - IRA

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               MALCOLM FAIRBAIRN - IRA

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               WILLIAM T. AND KATHLEEN P. GIBSON

                               By:
                                  -----------------------------------------
                                  Name:  William T. Gibson

                               By:
                                  -----------------------------------------
                                  Name:  Kathleen P. Gibson


                               JONATHAN & NANCY GLASER FAMILY TRUST

                               By:
                                  -----------------------------------------
                                  Name:  Jonathan M. Glaser
                                  Title: Trustee

                               By:
                                  -----------------------------------------
                                  Name:  Nancy Ellen Glaser
                                  Title: Trustee


                               EDWARD M. HAWLEY

                               By:
                                  -----------------------------------------


                               GEORGE P. HAWLEY

                               By:
                                  -----------------------------------------


                               VICTOR F. HAWLEY

                               By:
                                  -----------------------------------------


                               RICHARD HICKS

                               By:
                                  -----------------------------------------


                               KATHRYN JERGENS TRUST

                               By:
                                  -----------------------------------------
                                  Name:
   Z                              Title:


                               DIANE JOHNSON

                               By:
                                  -----------------------------------------


                               RICHARD M. KELLER

                               By:
                                  -----------------------------------------


                               STEPHEN M. KELLER

                               By:
                                  -----------------------------------------


                               STEPHEN F. KELLER PROFESSIONAL
                               CORPORATION DEFINED BENEFIT PLAN

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               PAUL KESSLER

                               By:
                                  -----------------------------------------


                               SIDNEY KIMMEL

                               By:
                                  -----------------------------------------


                               THEODORE D. KONOPISOS

                               By:
                                  -----------------------------------------


                               PETER LAMM

                               By:
                                  -----------------------------------------


                               ROBERT LONDON

                               By:
                                  -----------------------------------------


                               JEFFREY S. MORGAN

                               By:
                                  -----------------------------------------


                               THE MUHL FAMILY TRUST


                               By:
                                  -----------------------------------------
                                  Name:  Phillip E. Muhl
                                  Title: Trustee


                               By:
                                  -----------------------------------------
                                  Name:  Kristin A. Muhl
                                  Title: Trustee


                               PACIFIC SECURITY GROUP, INC.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               POINTE INVESTMENTS CAPITAL, LTD.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               POLLAT, EVANS & CO., INC.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               KEVIN AND ERIN PRZYBOCKI

                               By:
                                  -----------------------------------------
                                  Name:  Kevin Przybocki

                               By:
                                  -----------------------------------------
                                  Name:  Erin Przybocki


                               CHARLES B. RUNNELS, JR.

                               By:
                                  -----------------------------------------


                               CHARLES B. RUNNELS, III

                               By:
                                  -----------------------------------------


                               G. TYLER RUNNELS

                               By:
                                  -----------------------------------------


                               LORD ROBIN RUSSELL

                               By:
                                  -----------------------------------------

                               TIMOTHY MICHAEL WALLACE

                               By:
                                  -----------------------------------------


                               WAVE ENTERPRISES, INC.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                               IRA WEINGARTEN

                               By:
                                  -----------------------------------------


                               J.D. YATES

                               By:
                                  -----------------------------------------


                               ZAXIS PARTNERS, L.P.

                               By:
                                  -----------------------------------------
                                  Name:
                                  Title:



                                   SCHEDULE A

                            HAWLEY GROUP CONSISTS OF:

                          Allison Booth Hawley Trust I
                           Caitlin Hale Hawley Trust I
                           Maureen Erin Hawley Trust I
                          Shannon Follen Hawley Trust I
                               Hawley Family Trust
                            Dr. Philip M. Hawley, Jr.
                                Philip M. Hawley


                                   SCHEDULE B

                             STOCKHOLDER INFORMATION

                             [FINAL VERSION TO COME]


                                   SCHEDULE C

                            PERMAL GROUP CONSISTS OF:

                         Permal Capital Management, Inc.
                              Permal Services, Inc.
                          Permal Capital Partners, L.P.
                             Permal Asset Management
                       Permal Special Opportunities, Ltd.
                               Japan Omnibus Ltd.
                                Jean R. Perrette
                               Isaac Robert Souede
                                Thomas M. DeLitto
                          Thomas M. & Donna S. DeLitto
                         United Gulf Bank (B.S.C.) E.C.
                           Kuwait Investment Projects
                               ATCO Holdings Ltd.
                             ATCO Development, Inc.